EX.99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated August 15, 2014, relating to the financial statement of Goldman Sachs MLP and Energy Renaissance Fund, which appears in such Registration Statement. We also consent to reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

September 24, 2014